Exhibit 99.1

OMNIQ Receives Approximately $1 Million Order for Smart Kiosks in the US.

● OMNIQ to supply 500 Dangot kiosks integrated with AI-based machine vision technology and other advanced equipment

SALT LAKE CITY -- OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or the “Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based Machine Vision solutions, announced that it received a purchase order for the advanced Kiosks developed by its Israeli subsidiary Dangot Computers Ltd. The project was ordered by a leading US automated solutions provider. OMNIQ will supply 500 Dangot smart kiosks integrated with AI-based machine vision technology and other advanced equipment.

OMNIQ’s customer operates across over 250 cities and thousands of locations in the US, generating more than $1 billion in revenue.

The new project will roll out across locations in the US, with the first 100 kiosks shipped by the end of December and the additional units distributed over the next 18 months.

Shai Lustgarten, CEO of OMNIQ commented, “We are proud to penetrate the US market so quickly with Dangot’s Kiosks, further enhanced with OMNIQ technology. The combined offering is a unique technological solution, responding to the needs of the market. The introduction of our Smart Kiosks quickly created results in the form of orders, which is the ultimate indicator of the need for our products.”

About OMNIQ Corp.

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

Brett Maas
Hayden IR
(646)-536-7331
brett@haydenir.com

About OMNIQ Corp.

omniQ Corp. (NASDAQ: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

omniQ recently announced the closing of its acquisition of 51% of the capital stock of Dangot. omniQ has an option to purchase the remaining 49% of the capital stock. Dangot is an Israeli based leader in providing innovative technologies including: frictionless automated order processing & digital payment processing products for the retail, fast food and parking markets; integrated work stations for physicians, drug delivery and blood tests; robotics for smart warehouses; point of sales, self-check in management, and other state of the art solutions.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com .